                              AMENDED AND RESTATED
                           TRADEMARK LICENSE AGREEMENT


          TRADEMARK LICENSE AGREEMENT, dated as of July 1, 1993 (this "Agreement"), by and between FAMOUS VALUE BRANDS, a division of PHILIP MORRIS INCORPORATED, a Virginia corporation with offices at 120 Park Avenue, New York, New York 10017 ("PM"), and CORE-MARK INTERRELATED COMPANIES, INC., a California corporation with offices at 395 Oyster Point Boulevard, Suite 415, South San Francisco, California 94080 ("Licensor").

          WHEREAS, this Agreement is an amendment and restatement of that certain Trademark License Agreement, dated as of April 15, 1986, as amended (the "Original Agreement"), between PM and Licensor, and is being made to extend the term of the Original Agreement and to restate in a single instrument all the terms and provisions of the Original Agreement, as amended herein, and

          WHEREAS, C/M Products, Inc., a California corporation and wholly owned subsidiary of Licensor ("C/M"), and Famous Value Brands, a division of PM, are entering into a manufacturing agreement of even date herewith ("Manufacturing Agreement") pursuant to which

 Famous Value Brands will manufacture and sell to C/M cigarette products under the name "BEST BUY-Registered Trademark-", with the labeling and package design set forth in EXHIBIT A to this Agreement, and

          WHEREAS, Licensor is the proprietor in the United States of America of registrations covering tobacco products for the trademarks "BEST BUY-Registered Trademark-" and the related package design set forth in EXHIBIT A to this Agreement (exclusive of the "All-American Value" Eagle Design, of which PM is the proprietor), and

          WHEREAS, Licensor has granted and is agreeable to extending to PM, on the terms set out herein, the exclusive license in the United States of America of the trademark "BEST BUY-Registered Trademark-" and the package design described above as proprietary to Licensor, which trademark and design are herein collectively called the "Trademark".

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, PM and Licensor agree as follows:

          1. Licensor hereby grants to PM the exclusive license to use the Trademark in connection with the manufacture, sale and distribution of cigarettes in the

 United States of America, including its territories and possessions, during the term of this Agreement. PM acknowledges the sole and exclusive right of Licensor to license others to use the Trademarks in connection with products other than cigarettes and services unrelated to the manufacture, distribution or sale of cigarettes to which other products and unrelated services the Trademarks are or may be applied by Licensor or its licensees.

                [Section 2 has been omitted and filed separately
                    with the Commission pursuant to Rule 406.]

          3. The term of this Agreement shall be for an initial term (the "Initial Term") ending on December 31, 1998. Following the Initial Term, this Agreement shall continue in effect upon the same terms and conditions for one or more additional one-year periods (each a "Renewal Period") unless, at least ninety (90) days prior to the end of the Initial Term, or any successive Renewal Period, either party provides the other with written notice of its intent not to renew this Agreement. This Agreement may also be terminated in its entirety by either party if the Manufacturing Agreement shall be terminated or, upon not less than thirty (30) days' written notice by either party, if the other is in material breach of any provision hereof not cured within ten (10) days of written notice of such breach.

          4. Licensor consents to any and all additions to, deletions from, and changes in the Trademarks, or any of them, made at the request or with the approval of C/M pursuant to the Manufacturing Agreement, all of which additions, deletions and changes shall be effective as if they were incorporated in this Agreement.

          5. Licensor warrants that it is the legal and beneficial owner of the Trademark, that it has full right and authority to enter into this Agreement with PM, and that this Agreement will not violate any agreements or obligations of Licensor or its affiliates with or to other parties. Licensor will retain its rights in the Trademark. Licensor will indemnify and hold harmless PM and its employees, divisions, agents, and affiliates against any liability, including reasonable attorneys' fees, arising out of any breach of the above warranties or the use of the Trademark. PM agrees that it will not claim any right or interest in or contest the validity of the Trademark in whole or in part, except that it shall have the rights granted by this Agreement. Licensor acknowledges that PM may use the Trademark in combination with the "All-American Value" name and Eagle Design depicted in EXHIBIT A to this Agreement, or variations thereof. Licensor agrees that PM may place the legend "-Registered Trademark-P.M. Inc." adjacent to the "All-American Value" name and Eagle Design. Licensor agrees that it will not claim any right or interest in such Eagle Design or the "All-American Value" name. The terms of this paragraph shall survive any termination or expiration of this Agreement.

          6. Licensor and PM are and shall remain independent contractors. This Agreement shall be governed by the laws of the state of New York and the rights and obligations of the parties are not assignable (by operation of law or otherwise) other than to an affiliate of the assigning party except with the written consent of both parties. Subject to applicable law, this Agreement shall terminate automatically in the event that either party becomes the subject of any bankruptcy or insolvency proceeding or of any other proceeding to enforce the rights of any creditor against such party.

          7. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given either upon personal delivery or upon transmission by telecopier or one (1) business day after deposit with an overnight, private courier delivery service, addressed as follows:

        PM:    Philip Morris Incorporated
               Famous Value Brands Division
               120 Park Avenue
               New York, New York  10017
               Attention:  Director, National Accounts


  Licensor:    Core-Mark Interrelated Companies, Inc.
               395 Oyster Point Boulevard
               Suite 415
               South San Francisco, California  94080
               Attention:  President

          8. This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings with respect thereto, and shall not be altered, modified or otherwise changed except in writing signed by both parties.

          IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first set out above.

FAMOUS VALUE BRANDS, a                              CORE-MARK INTERRELATED
division of PHILIP MORRIS                             COMPANIES, INC.
INCORPORATED, a Virginia
corporation

By:  /s/Michael E. Szymanczyk                       By: /s/ Gary L. Walsh
     ------------------------                           -----------------------
                                                         Gary L. Walsh
                                                         President
Its:  Senior Vice President - Sales

Dated:  12/20/93                                    Dated: 12/20/93


The undersigned agrees and consents
to each of the terms and conditions
of this Agreement:

CORE-MARK INTERNATIONAL INC.


By:  /s/Gary L. Walsh
     -----------------------
     Gary L. Walsh
     President

Dated:  12/20/93

                                                                       EXHIBIT A



NOTE: Product description, warning notice, UPC symbol and other elements to be modified as appropriate.





                       [Picture of "Best Buy" packaging.]